As filed with the Securities and Exchange Commission on October 18th 2016

Registration No. 333-201740

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post Effective Amendment No. 1

to the

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BARREL ENERGY INC.
(Exact name of registrant as specified in its charter)

NEVADA	1131	47-1963189
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

14890 66a Ave, Surrey, B.C. V3S 9Y6, Canada (604) 375-6005
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

FREDERICK C. BAUMAN

6440 Sky Pointe Dr., Suite 140-149, Las Vegas, NV 89131
(702) 533-8372

(Name, address, including zip code, and telephone number including area code, of agent for service)

With a copy to:

CLAUDIA McDOWELL, ESQ.

POOLE & SHAFFERY, LLP
25350 Magic Mountain Parkway, Second Floor

Santa Clarita, CA 91355
Telephone: (661) 290-2991 and Facsimile (661) 290-3338

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

EXPLANATORY NOTE

The public offering pursuant to the Form S-1 Registration Statement (Registration No. 333-201740) of Barrel Energy Inc. (the “Company”) has been terminated effective on September 15, 2016. The Company offered 8,000,000 shares in the offering but no shares were sold. The Company received no proceeds from the offering.

The Company is filing this Post-Effective Amendment No. 1 to the Form S-1 Registration Statement of the Company to remove from registration the 8,000,000 shares of Common Stock of the Company, which were registered but not sold in the public offering.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Surrey, Province of British Columbia, Canada on the 17th day of October, 2016.

Barrel Energy Inc., Registrant

By:	/s/ Gurminder Sangha
Gurminder Sangha
President, Principal Executive Officer and Director

By:	/s/ Jurgen Wolf
Jurgen Wolf
Principal Financial Officer, Principal Accounting Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Gurminder Sangha	Principal Executive Officer	October 17, 2016
Gurminder Sangha

/s/ Jurgen Wolf	Principal Financial Officer	October 17, 2016
Jurgen Wolf

/s/ Jurgen Wolf	Principal Accounting Officer	October 17, 2016
Jurgen Wolf

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